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                                                    EXHIBIT (10) (iii) 20

                                  AMENDMENT 2

               CENTRAL HUDSON GAS & ELECTRIC CORPORATION SAVINGS
                                INCENTIVE PLAN



Effective January 1, 1995, CENTRAL HUDSON GAS & ELECTRIC
CORPORATION SAVINGS INCENTIVE PLAN is hereby amended as follows:

The following change will be made to item 4.1(b), last sentence, in Article 4 entitled "Contribution And Allocation" on page 35 of the Plan:

"Except, however, in applying the matching percentage specified above, only salary reductions up to 6% of Compensation for Participants subject to a collective bargaining agreement and 8% of Compensation for all other Participants, shall be considered."







CENTRAL HUDSON GAS &
ELECTRIC CORPORATION


Date:    December 16, 1994


By:
            JOHN E. MACK III
    Title  Chairman of the Board and
           Chief Executive Officer













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